FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER RESULTS

Net sales of $1.9 billion, diluted EPS up 18% to $0.94
Company increases low end of 2010 financial guidance, introduces 2011 financial guidance

MELVILLE, N.Y. – October 29, 2010 – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended September 25, 2010.
Net sales for the third quarter of 2010 were $1.9 billion, an increase of 14.1% compared with the third quarter of 2009.  This consists of 16.4% growth in local currencies and a decline of 2.3% related to foreign currency exchange.  Internal sales growth in local currencies was 3.7% (see Exhibit A for details of sales growth).
Income from continuing operations attributable to Henry Schein, Inc. for the third quarter of 2010 was $87.9 million or $0.94 per diluted share, an increase of 20.5% and 17.5%, respectively, compared with third quarter 2009 adjusted net income, which excludes certain unusual items (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).
“We are pleased to be reporting strong top-line growth in local currencies for the quarter as we continue to see indications of market stability throughout our global business,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “We also are pleased to increase the low end of our 2010 financial guidance, and to introduce financial guidance for 2011 diluted EPS growth of 10% to 13% compared with the midpoint of our new 2010 guidance range.”
North American Dental sales of $665.9 million increased 7.1%, consisting of 6.5% growth in local currencies and 0.6% growth related to foreign currency exchange.  The 6.5% growth in local currencies included 8.1% growth in Dental consumable merchandise sales and 1.4% growth in Dental equipment sales and service revenues.
“Internal Dental consumable merchandise sales growth in local currencies has increased modestly for each of the past four quarters.  This trend and continued sales growth in Dental equipment affirm our confidence that the market will continue to show gradual improvement,” commented Mr. Bergman.

-more-

North American Medical sales of $391.9 million increased 12.6%.  Sales of seasonal influenza vaccines were very strong during the third quarter of 2010.  Excluding sales of seasonal influenza vaccines from both periods, North American Medical sales increased 0.5%.
“During the third quarter we sold more than 11 million doses of seasonal influenza vaccines, and we expect to sell approximately 13 million doses in total for the year,” remarked Mr. Bergman.  “We believe that we gained market share in the office-based physician market during the quarter and that this market continued to experience a decline in patient visits.”
North American Animal Health sales increased 259.2% to $225.2 million, reflecting the combined Butler Schein Animal Health business.
“Integration of Butler Schein Animal Health is complete, and we are now turning our focus to various initiatives to drive sales growth by expanding the breadth and depth of our product offering,” commented Mr. Bergman.
International sales of $561.4 million declined 3.8%, consisting of 3.4% growth in local currencies and a decline of 7.2% related to foreign currency exchange.
“Our International results reflect continued growth in the Dental business, with notable gains in dental equipment sales and particular strength in Spain, Italy, France, Germany and the U.K.” added Mr. Bergman.  “After the close of the quarter we announced a further expansion of our global veterinary operations with an agreement to acquire Provet Holdings Limited, Australasia’s largest distributor of animal health products with annual sales of approximately 280 million Australian dollars.  We also entered the Turkish dental market by acquiring a 50% interest in Guney, the largest full-service dental distribution business in Turkey, with annual sales of approximately 17 million Euros.  Including Turkey, we now have operations or affiliates in 24 countries.”
Technology and Value-Added Services sales of $49.1 million increased 13.7% during the quarter, including 10.7% internal sales growth in local currencies.  “Our electronic services and software businesses continued to show healthy growth with software sales in Australia, New Zealand and Canada particularly strong for the quarter,” explained Mr. Bergman.

Year-to-Date Results
For the first nine months of 2010, net sales of $5.5 billion increased 15.8% compared with the first nine months of 2009.  This increase includes 15.6% growth in local currencies and 0.2% growth related to foreign currency exchange.
Income from continuing operations attributable to Henry Schein, Inc. for the first nine months of 2010 was $232.8 million or $2.50 per diluted share.  Non-GAAP income from continuing operations attributable to Henry Schein, Inc. for the first nine months of 2010 was $241.1 million or $2.59 per diluted share, an increase of 18.3% and 15.1%, respectively, compared with the first nine months of 2009

-more-

excluding restructuring costs in both periods, as well as certain unusual items in the prior-year period (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

Stock Repurchase Plan
The Company announced that it repurchased 86,171 shares of common stock during the third quarter at an average price of $55.92 per share, and that it expects to purchase a total of $50 million of common stock by the end of the year.  The impact of the repurchase of shares on third quarter diluted EPS was immaterial.

2010 EPS Guidance
Today Henry Schein increased the low end of its 2010 financial guidance, as follows:

•	2010 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.50 to $3.56, compared with previous guidance of $3.46 to $3.56.
•
Guidance for 2010 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

•	2010 guidance excludes the impact of restructuring costs.

2011 EPS Guidance
Henry Schein today introduced 2011 financial guidance, as follows:

•	2011 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.88 to $3.98, up 10% to 13% compared with the midpoint of the Company’s 2010 diluted EPS guidance range.
•
Guidance for 2011 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Third Quarter Conference Call Webcast
The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

-more-

About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is recognized for its excellent customer service and highly competitive prices.  The Company’s five businesses – North American Dental, North American Medical, North American Animal Health, International and Technology – serve more than 700,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.  The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
Headquartered in Melville, N.Y., Henry Schein employs more than 13,500 people and has operations or affiliates in 24 countries.  The Company’s net sales reached a record $6.5 billion in 2009.  For more information, visit the Henry Schein Web site at www.henryschein.com.

         In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC.  These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation.  The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

-more-

CONTACTS:
Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
 (631) 843-5562

              (TABLES TO FOLLOW)

-more-

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009

Net sales	$1,893,511	$1,659,433	$5,503,222	$4,752,255
Cost of sales	1,356,055	1,183,166	3,907,089	3,361,707
Gross profit	537,456	476,267	1,596,133	1,390,548
Operating expenses:
Selling, general and administrative	400,088	362,382	1,204,715	1,060,062
Restructuring costs	-	-	12,285	4,043
Operating income	137,368	113,885	379,133	326,443
Other income (expense):
Interest income	3,422	2,387	10,318	7,674
Interest expense	(7,824)	(5,171)	(26,096)	(18,329)
Other, net	29	1,938	388	1,595
Income from continuing operations before taxes, equity in earnings
of affiliates and noncontrolling interests	132,995	113,039	363,743	317,383
Income taxes	(42,226)	(15,864)	(115,885)	(83,402)
Equity in earnings of affiliates	3,721	1,200	7,047	3,777
Income from continuing operations	94,490	98,375	254,905	237,758
Income from discontinued operation, net of tax	-	2,373	-	2,715
Net income	94,490	100,748	254,905	240,473
Less: Net income attributable to noncontrolling interests	(6,597)	(4,327)	(22,111)	(15,728)
Net income attributable to Henry Schein, Inc.	$87,893	$96,421	$232,794	$224,745

Amounts attributable to Henry Schein, Inc.:
Income from continuing operations	$87,893	$94,045	$232,794	$222,143
Income from discontinued operation, net of tax	-	2,376	-	2,602
Net income	$87,893	$96,421	$232,794	$224,745

Earnings per share attributable to Henry Schein, Inc.:

From continuing operations:
Basic	$0.97	$1.06	$2.59	$2.50
Diluted	$0.94	$1.03	$2.50	$2.45

From discontinued operation:
Basic	$0.00	$0.03	$0.00	$0.03
Diluted	$0.00	$0.02	$0.00	$0.03

From net income:
Basic	$0.97	$1.09	$2.59	$2.53
Diluted	$0.94	$1.05	$2.50	$2.48

Weighted-average common shares outstanding:
Basic	90,326	88,796	89,932	88,843
Diluted	93,270	91,513	93,098	90,576

-more-

HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 25,	December 26,
	2010	2009
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$203,730	$471,154
Accounts receivable, net of reserves of $54,226 and $51,724	923,026	725,397
Inventories, net	849,541	775,199
Deferred income taxes	40,860	48,001
Prepaid expenses and other	230,617	183,782
Total current assets	2,247,774	2,203,533
Property and equipment, net	254,004	259,576
Goodwill	1,425,651	986,395
Other intangibles, net	413,701	204,445
Investments and other	263,329	182,036
Total assets	$4,604,459	$3,835,985

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$532,274	$521,079
Bank credit lines	201,142	932
Current maturities of long-term debt	25,122	23,560
Accrued expenses:
Payroll and related	154,103	155,298
Taxes	107,040	86,034
Other	267,966	289,351
Total current liabilities	1,287,647	1,076,254
Long-term debt	383,495	243,373
Deferred income taxes	190,565	100,976
Other liabilities	75,582	75,304
Total liabilities	1,937,289	1,495,907

Redeemable noncontrolling interests	299,101	178,570
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
92,366,321 outstanding on September 25, 2010 and
90,630,889 outstanding on December 26, 2009	924	906
Additional paid-in capital	592,646	603,772
Retained earnings	1,722,146	1,492,607
Accumulated other comprehensive income	50,932	64,194
Total Henry Schein, Inc. stockholders' equity	2,366,648	2,161,479
Noncontrolling interest	1,421	29
Total stockholders' equity	2,368,069	2,161,508
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,604,459	$3,835,985

-more-

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$94,490	$100,748	$254,905	$240,473
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of discontinued operation, net of tax	-	(2,382)	-	(2,382)
Depreciation and amortization	25,166	20,196	75,510	60,930
Amortization of bond discount	872	1,509	4,007	4,473
Stock-based compensation expense	6,746	6,041	19,745	18,344
Provision for losses on trade and other accounts receivable	607	1,042	2,929	2,754
Provision for (benefit from) deferred income taxes	3,763	(23,712)	(2,068)	(29,633)
Stock issued to 401(k) plan	5,721	5,301	5,721	5,301
Undistributed earnings of affiliates	(3,721)	(1,200)	(7,047)	(3,777)
Other	2,626	1,044	5,275	2,535
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(70,865)	(27,231)	(104,719)	(12,788)
Inventories	(26,465)	(23,482)	5,799	(10,234)
Other current assets	(19,115)	(3,276)	(37,526)	(806)
Accounts payable and accrued expenses	28,012	84,204	(45,706)	(56,813)
Net cash provided by operating activities	47,837	138,802	176,825	218,377

Cash flows from investing activities:
Purchases of fixed assets	(9,384)	(10,014)	(26,926)	(38,417)
Payments for equity investment and business
acquisitions, net of cash acquired	(101,730)	(18,969)	(353,305)	(45,458)
Cash received from business divestiture	-	12,716	-	12,716
Purchases of available-for-sale securities	-	-	(26,984)	-
Proceeds from sales of available-for-sale securities	4,550	4,690	5,950	8,730
Proceeds from maturities of available-for-sale securities	14,988	-	26,984	-
Net proceeds from foreign exchange forward contract settlements	-	-	-	275
Other	12	(8,578)	319	(11,258)
Net cash used in investing activities	(91,564)	(20,155)	(373,962)	(73,412)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	200,863	(436)	200,195	(3,829)
Proceeds from issuance of long-term debt	100,000	-	100,000	-
Principal payments for long-term debt	(241,501)	(150,840)	(244,699)	(153,452)
Proceeds from issuance of stock upon exercise of stock options	4,314	5,761	25,350	9,689
Payments for repurchases of common stock	(4,819)	-	(4,819)	-
Excess tax benefits related to stock-based compensation	1,235	2,138	7,586	2,821
Distributions to noncontrolling shareholders	(2,003)	(289)	(9,739)	(1,858)
Acquisitions of noncontrolling interests in subsidiaries	(139,845)	(52,453)	(149,845)	(52,453)
Other	(89)	(90)	(269)	(269)
Net cash used in financing activities	(81,845)	(196,209)	(76,240)	(199,351)

Net change in cash and cash equivalents	(125,572)	(77,562)	(273,377)	(54,386)
Effect of exchange rate changes on cash and cash equivalents	8,186	1,296	5,953	2,423
Cash and cash equivalents, beginning of period	321,116	393,873	471,154	369,570
Cash and cash equivalents, end of period	$203,730	$317,607	$203,730	$317,607

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

-more-

Exhibit A

Henry Schein, Inc.
2010 Third Quarter
Sales Growth Rate Summary
(unaudited)

Q3 2010 over Q3 2009

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/VAS

Internal Sales Growth	3.7%	1.5%	8.9%	0.0%	2.9%	10.7%

Acquisitions	12.7%	5.0%	3.7%	259.2%	0.5%	3.4%

Local Currency Sales Growth	16.4%	6.5%	12.6%	259.2%	3.4%	14.1%

Foreign Currency Exchange	-2.3%	0.6%	0.0%	0.0%	-7.2%	-0.4%

Total Sales Growth	14.1%	7.1%	12.6%	259.2%	-3.8%	13.7%

Total Sales Growth excluding influenza vaccine sales	11.9%	7.1%	0.5%	259.2%	-3.8%	13.7%

Local Currency Sales Growth excluding influenza vaccine sales	14.2%	6.5%	0.5%	259.2%	3.4%	14.1%

Q3 YTD 2010 over Q3 YTD 2009

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/VAS

Internal Sales Growth	3.0%	1.9%	2.8%	0.8%	4.3%	7.8%

Acquisitions	12.6%	3.4%	3.3%	265.8%	0.8%	4.4%

Local Currency Sales Growth	15.6%	5.3%	6.1%	266.6%	5.1%	12.2%

Foreign Currency Exchange	0.2%	1.2%	0.0%	0.0%	-0.7%	0.8%

Total Sales Growth	15.8%	6.5%	6.1%	266.6%	4.4%	13.0%

Total Sales Growth excluding influenza vaccine sales	15.0%	6.5%	1.5%	266.6%	4.4%	13.0%

Local Currency Sales Growth excluding influenza vaccine sales	14.8%	5.3%	1.5%	266.6%	5.1%	12.2%

-more-

Exhibit B

Henry Schein, Inc.
2010 Third Quarter and YTD
Reconciliation of GAAP results of continuing operations to non-GAAP results of continuing operations
(in thousands, except per share data)
(unaudited)

	Third Quarter			YTD
			%			%
	2010	2009	Growth	2010	2009	Growth
From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$87,893	$94,045	-6.5%	$232,794	$222,143	4.8%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	$0.94	$1.03	-8.7%	$2.50	$2.45	2.0%

Non-GAAP Adjustments (after-tax)
Foreign tax benefit	-	$(20,845)		-	$(20,845)
Costs related to foreign tax benefit	-	1,080		-	1,080
Adjustments related to Lehman Brothers Bankruptcy	-	(338)		-	(338)
Other non-recurring income/expense, net	-	(1,028)		-	(1,028)
Restructuring costs	-	-		$8,260	2,784
Income from Continuing Operations attributable to
Henry Schein, Inc.	$0	$(21,131)		$8,260	$(18,347)
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	$0.00	$(0.23)		$0.09	$(0.20)

Adjusted Results From Continuing Operations
Income from Continuing Operations attributable to
Henry Schein, Inc.	$87,893	$72,914	20.5%	$241,054	$203,796	18.3%
Diluted EPS from Continuing Operations attributable
to Henry Schein, Inc.	$0.94	$0.80	17.5%	$2.59	$2.25	15.1%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

###